Execution Version

APPENDIX A TO REVOLVING LOAN AGREEMENT
Form of Revolving Promissory Note
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
Original Issue Date:	[Closing Date]
Maximum Principal Amount:	$1,000,000 (the Maximum Outstanding Amount)
Final Maturity Date:	First anniversary of the Closing Date
Interest Rate:	12% per annum
Default Rate:	16% per annum

BIORESTORATIVE THERAPIES, INC.
REVOLVING PROMISSORY NOTE
THIS REVOLVING PROMISSORY NOTE (this “Note”) is issued by BIORESTORATIVE THERAPIES, INC., a Nevada corporation (the “Borrower”), to the Lender identified on the signature page hereto (together with its successors and permitted assigns, the “Lender”), pursuant to that certain Revolving Loan Agreement, dated as of the Original Issue Date set forth above, between the Borrower and the Lender (as amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Lender the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower from time to time under the Loan Agreement (which aggregate principal amount outstanding at any one time shall not exceed the Maximum Outstanding Amount set forth above), together with all accrued and unpaid interest thereon and all other amounts payable in respect thereof, on the Maturity Date, and to pay interest thereon in accordance with the provisions hereof and of the Loan Agreement. This Note is subject to the following additional provisions:
Section 1.  Definitions.
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement. As used herein:
“Loan Account” means the loan account maintained by the Lender pursuant to Section 2.11 of the Loan Agreement, which records the principal amount of all Loans made hereunder and all repayments thereof, and which shall, absent manifest error, be conclusive evidence of the unpaid principal balance of this Note.
“Maturity Date” means the first anniversary of the Closing Date, or such earlier date as the Payment Amount (or, if an Event of Default has occurred and is continuing, the Default Amount) becomes due and payable under the Loan Agreement, whether by acceleration or otherwise.
Section 2.  Interest, Repayment and Prepayment.
(a)  Interest. Each Loan evidenced hereby shall bear interest at the rate, and computed in the manner, set forth in Section 2.06 of the Loan Agreement (12% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day periods), accruing daily from the applicable Loan Date until paid in full. Following the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Rate (16% per annum) as provided in the Loan Agreement.
(b)  Repayment. On the Maturity Date, the entire Payment Amount (or, if an Event of Default has occurred and is continuing, the Default Amount) shall become due and payable in cash, in immediately available funds, in accordance with Section 2.07 of the Loan Agreement, free of any setoff, deduction, counterclaim or withholding except as set forth in Section 2.10 of the Loan Agreement.
(c)  Prepayment; Revolving Nature. The Borrower may pay or prepay the Loans evidenced hereby, in whole or in part, prior to the Maturity Date, and may reborrow, in each case in accordance with Section 2.07 of the Loan Agreement. Each payment of principal shall be accompanied by payment in full of all accrued and unpaid interest thereon. This Note evidences a revolving credit facility; the principal amount outstanding hereunder shall not exceed the Maximum Outstanding Amount at any time, and no Loan may be requested or made after the Final Loan Date (as defined in Section 2.07 of the Loan Agreement).
(d)  Default Interest; No Merger. Upon and during the continuance of an Event of Default, interest shall accrue at the Default Rate (16% per annum) on the balance of all amounts then due and payable hereunder (including principal, accrued and unpaid interest and any other amounts payable hereunder) remaining unpaid during any such period, payable on demand. Such obligation to pay interest at the Default Rate shall continue both before and after the entry of any judgment hereon, and the obligations evidenced by this Note shall not merge into any such judgment but shall survive and continue to bear interest at the Default Rate to the fullest extent permitted by applicable law.
(e)  Application of Payments. Except as otherwise provided in the Loan Agreement, all payments received by the Lender in respect of this Note shall be applied: first, to the payment of all costs and expenses (including reasonable attorneys’ fees) then due and owing to the Lender under the Loan Documents; second, to accrued and unpaid interest (including interest at the Default Rate, if applicable) then due; and third, to the outstanding principal balance of the Loans evidenced hereby; provided that, following the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order as it may elect in its discretion to the extent permitted by the Loan Agreement.
Section 3.  Registration of Transfers.
(a)  Reliance on Register. Prior to due presentment of this Note for transfer, the Borrower may treat the Person in whose name this Note is registered on its books as the owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note is overdue, and the Borrower shall not be affected by notice to the contrary.
(b)  Transfers. This Note may be sold, assigned or transferred by the Lender only in accordance with Section 6.05 of the Loan Agreement and applicable federal and state securities laws. The Borrower may not assign this Note or any of its obligations hereunder.
(c)  Registered Obligation. This Note is issued in registered form within the meaning of Sections 163(f) and 871(h)(2) of the Internal Revenue Code of 1986, as amended. At all times from and after issuance, and in connection with any transfer of this Note, the Borrower shall maintain a register for the recordation of the name and address of, and the principal amount owing to, the Lender and any permitted transferee (the “Register”). Any transfer of this Note shall be effective only upon surrender of this Note to the Borrower and recordation of the transfer in the Register, whereupon the Borrower shall issue, in exchange for the surrendered Note, a new Note of like tenor registered in the name of the transferee in the principal amount then outstanding hereunder. The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register as the owner of this Note for all purposes.
Section 4.  Negative Covenants.
So long as any amount remains outstanding under this Note, the Borrower shall comply with the negative covenants set forth in Section 4.01 of the Loan Agreement, which are incorporated herein by reference.
Section 5.  Events of Default; Remedies.
The occurrence of any “Event of Default” (as defined in Section 4.02 of the Loan Agreement) shall constitute an Event of Default under this Note. Upon the occurrence and during the continuance of any Event of Default, the Lender shall be entitled to exercise the remedies set forth in Section 4.03 of the Loan Agreement, including the right, at the Lender’s election and demand, to declare the Default Amount immediately due and payable in cash.
(a)  Waiver. The Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of intent to accelerate, notice of acceleration, and any and all other notices and demands of any kind in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note, except for any notice or cure period expressly required under the Loan Agreement.
(b)  Costs of Collection. The Borrower shall pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Lender in connection with the enforcement, collection or preservation of its rights under this Note, in each case as further provided in Section 6.07 of the Loan Agreement. The Lender’s entries in the Loan Account shall, absent manifest error, be conclusive evidence of the amounts due hereunder for purposes of any enforcement of this Note. The Lender shall furnish a copy of the Loan Account to the Borrower upon the Borrower’s reasonable written request, but not more frequently than once per calendar month.
Section 6.  Miscellaneous.
(a)  Notices. All notices and other communications hereunder shall be given in accordance with Section 6.03 of the Loan Agreement.
(b)  Absolute Obligation; Ranking. Except as expressly provided herein or in the Loan Agreement, no provision of this Note shall alter or impair the Borrower’s obligation, which is absolute and unconditional, to pay the principal of and interest and other amounts on this Note at the time, place and rate, and in the currency, prescribed herein and in the Loan Agreement. This Note is a direct, unsecured obligation of the Borrower and ranks at least pari passu with all other unsecured and unsubordinated Indebtedness of the Borrower.
(c)  Lost or Mutilated Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a replacement Note in accordance with Section 6.12 of the Loan Agreement.
(d)  Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. The provisions of Section 6.07 (Governing Law) and Section 6.18 (Waiver of Jury Trial) of the Loan Agreement shall apply to this Note, mutatis mutandis.
(e)  Maximum Lawful Rate. Notwithstanding anything herein to the contrary, the interest and other amounts payable under this Note shall be subject to the limitations set forth in Section 2.12 (Further Obligations; Maximum Lawful Rate) of the Loan Agreement, which is incorporated herein by reference.
(f)  Cumulative Remedies. The remedies provided in this Note are cumulative and in addition to all other remedies available under this Note, the Loan Agreement and the other Loan Documents, at law or in equity, and nothing herein shall limit the Lender’s right to pursue actual damages for any breach by the Borrower.
(g)  Waiver. No waiver of any provision of this Note shall operate as a waiver of any other provision or of the same provision on another occasion. Any waiver must be in writing and signed by the party against whom enforcement is sought, subject to Section 6.04 of the Loan Agreement.
(h)  Next Business Day. Whenever any payment or other obligation hereunder is due on a day that is not a Business Day, such payment or obligation shall be made or performed on the next succeeding Business Day.
(i)  Headings. The headings herein are for convenience only and shall not limit or affect any provision of this Note.
(j)  Time of the Essence. Time is of the essence with respect to each and every obligation of the Borrower under this Note.
(k)  Severability. If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, consistent with Section 6.10 of the Loan Agreement.
Section 7.  Amendments; Waivers.
No amendment, modification or waiver of any provision of this Note shall be effective except in accordance with Section 6.04 of the Loan Agreement.
Section 8.  Note Subject to Loan Agreement.
This Note is the “Note” referred to in, and is issued pursuant to and entitled to the benefits of, the Loan Agreement. Reference is made to the Loan Agreement for, among other things, the rate and time of payment of principal and interest, the conditions to and manner of making Loans, the events upon which the Loans may become due and payable prior to the Maturity Date, and the terms governing prepayment, reborrowing, transfer and assignment. In the event of any conflict between the terms of this Note and the Loan Agreement, the terms of the Loan Agreement shall control.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Promissory Note to be duly executed by its authorized officer as of the Original Issue Date set forth above.
BORROWER:
BIORESTORATIVE THERAPIES, INC.
By: _______________________________
Name: Lance Alstodt
Title: Chief Executive Officer
LENDER:
Bowery Group LLC

By: _______________________________
Name: Adam Chambers
Title: Principal